                                                                   EXHIBIT 99.1


                                   AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                     TECHNOLOGY SYSTEMS INTERNATIONAL, INC.

TO THE SECRETARY OF STATE, STATE OF FLORIDA:

        The undersigned, President and Secretary of Technology Systems International, Inc. (the "Corporation"), hereby certifies:

        1. The Board of Directors of the Corporation at a meeting of duly held on January 9, 2001, adopted a resolution to amend the Articles of Incorporation, as originally filed and amended, which was duly approved by a majority of the shareholders of the Corporation on January 10, 2001. The number of votes cast by the shareholders were sufficient for approval, as follows:

        A. The former ARTICLE I, CORPORATE NAME of the Articles of Incorporation read

                "The name of this Corporation shall be: Technology Systems International, Inc."

        Article I is superseded and fully replaced as follows:

                "The name of this Corporation shall be: ITS Networks Inc.

        (B) The former ARTICLE IV, CAPITAL STOCK of the Articles of Incorporation read

                "The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 25,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph."

        Article IV is superseded and fully replaced as follows:

                "The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph."

        THE UNDERSIGNED, being the President and Secretary of the Corporation, for the purpose of amending the Articles of Incorporation of the Corporation, does make this amendment, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly have hereunto set his hand this 10th day of January, 2001.


                                           s/Frederic Cohen
                                        -------------------------------------
                                           Frederic Cohen
                                           President and Secretary